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                                                                    EXHIBIT 99.1

(NATIONAL OILWELL LOGO)

NEWS CONTACT: STEVE KRABLIN
                                                                  (713) 346-7773

FOR IMMEDIATE RELEASE


                 NATIONAL OILWELL REPORTS THIRD QUARTER EARNINGS


HOUSTON, TX, October 28, 2003--National-Oilwell, Inc. (NYSE: NOI) reported net income of $22.7 million ($0.27 per diluted share) for its third quarter ended September 30, 2003.

                                Financial Results
                     (in millions, except per share amounts)

                                                    Three Months Ended
                                      ----------------------------------------------
                                       9/30/2003        6/30/2003        9/30/2002
                                      ------------     ------------     ------------
Revenues                              $    498,600     $    475,398     $    366,929
Net Income                            $     22,714     $     20,360     $     17,756
Diluted Earnings Per Share            $       0.27     $       0.24     $       0.22

Revenues and operating income compare favorably sequentially and to the prior year period. Contributing to these improvements are increased activity levels and the successful integration of acquisitions made at the beginning of the year.

Backlog of capital equipment at the end of the third quarter was $340 million compared to $366 million at the end of the second quarter. Revenues from capital equipment for the quarter totaled $147 million, down 5% from the prior quarter, and incoming orders declined to $121 million from $153 million.

Capital spending was $6.3 million, compared to $7.8 for the second quarter of the year and approximately 70% of the third quarter depreciation and amortization charge.

PRODUCTS AND TECHNOLOGY GROUP

Products and Technology revenues and operating income increased by $7.2 and $4.0 million over the second quarter, led by improvements in downhole tools, drilling spares and pump expendables. Operating income approximated 13% of revenues, as favorable product mix led to strong incremental improvement for the quarter.

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DISTRIBUTION SERVICES GROUP

Improved land drilling activity throughout North America resulted in a $17.7 million revenue increase over the prior quarter. Operating income was negatively impacted by product mix and higher operating costs. Operating margin approximated 2.3% of revenues compared to 2.9% in the second quarter.

Pete Miller, President and CEO of National Oilwell, stated "Our non-capital business continues to improve steadily, and this contributed to our best quarterly results since 2001. While backlog and capital equipment orders can be affected by our customers' various timing issues, we continue to see strong global interest and the beginnings of the need for new capital equipment in North America."

The Company has scheduled a conference call today at 10:00 a.m. Central Time to discuss third quarter results. The call will be broadcast through the Investor Relations link on National Oilwell's web site at www.natoil.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 617-786-2962 (participant code: 51030388) five to ten minutes prior to the scheduled start time.

National Oilwell is a worldwide leader in the design, manufacture and sale of comprehensive systems and components used in oil and gas drilling and production, as well as in providing supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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PAGE 3

The following table sets forth comparative data (in thousands, except per share data):

                                               Quarter Ended             QUARTER ENDED                     NINE MONTHS ENDED
                                                 June 30,                SEPTEMBER 30,                       SEPTEMBER 30,
                                               -------------     ------------------------------      ------------------------------
                                                   2003              2003              2002              2003              2002
                                               ------------      ------------      ------------      ------------      ------------

Revenues
  Products and Technology Group                $    311,464      $    318,707      $    213,067      $    965,647      $    679,162
  Distribution Services Group                       189,257           206,947           175,616           580,540           511,980
  Eliminations                                      (25,323)          (27,054)          (21,754)          (71,613)          (62,837)
                                               ------------      ------------      ------------      ------------      ------------
    Total                                      $    475,398      $    498,600      $    366,929      $  1,474,574      $  1,128,305

Operating Income
  Products and Technology Group                $     38,419      $     42,390      $     30,241      $    122,641      $     95,758
  Distribution Services Group                         5,499             4,757             4,508            14,972            13,790
  Corporate                                          (2,957)           (3,306)           (2,847)           (9,383)           (7,693)
                                               ------------      ------------      ------------      ------------      ------------
    Total                                      $     40,961      $     43,841      $     31,902      $    128,230      $    101,855

Net Income                                     $     20,360      $     22,714      $     17,756      $     62,240      $     55,901

Average diluted shares outstanding                   84,990            85,198            81,522            84,888            81,698

Net income per diluted share                   $       0.24      $       0.27      $       0.22      $       0.73      $       0.68

Backlog for capital equipment at quarter end   $    366,000      $    340,000      $    231,000      $    340,000      $    231,000


Condensed Balance Sheet Data:

Cash and cash equivalents                      $     62,153      $     74,294
Other current assets                              1,104,841         1,131,103
                                               ------------      ------------
    Total current assets                          1,166,994         1,205,397
Net property, plant and equipment                   236,464           234,885
Other assets                                        710,761           713,574
                                               ------------      ------------
    Total assets                               $  2,114,219      $  2,153,856

Current liabilities                            $    372,342      $    389,273
Long-term debt                                      593,265           585,258
Other long-term liabilities                          84,975            84,676
                                               ------------      ------------
    Total liabilities                             1,050,582         1,059,207

Minority interest                                    12,641            13,643

Shareholders' equity                              1,050,996         1,081,006
                                               ------------      ------------
    Total liabilities and equity               $  2,114,219      $  2,153,856



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